CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF INCORPORATION
                             OF MEGAPROFIT.COM, INC.
                   (Pursuant to Section 103(f) of the General
                    Corporation Law of the State of Delaware)


     I, the undersigned, being the sole incorporator of MEGAPROFIT.COM, INC., do hereby certify that:


     ARTICLE FIRST provided that :

                                     FIRST:


     The name of this corporation (hereinafter called the "Corporation") is

                              MEGAPROFIT.COM, INC.


     should read as follows:

                                     FIRST:


         The name of this corporation (hereinafter called the "Corporation") is

                               PROFITCOM.COM, INC.


     I have duly executed this Certificate of Correction of the Certificate of Incorporation this 7th day of December, 1999.



                                                     /s/Joel Pensley
                                                     -----------------
                                                     Joel Pensley
                                                     Incorporator